                                    REVISION

                                     OF THE

                             BY-LAWS OF THE SOCIETY

                             As Recommended by the

                                 LAW COMMITTEE


                             [COAT OF ARMS GRAPHIC]


                           TO THE NATIONAL CONVENTION

                           MODERN WOODMEN OF AMERICA

                               To Be Convened at

                        ORLANDO, FLORIDA, JUNE 17, 2002


NOTE -- In order that this report may be easily understood three sizes of type are used. NEW MATTER APPEARS IN LARGE, BOLD-FACED TYPE. (Matter to be stricken appears in very small type and in parentheses.) Matter to remain unchanged appears in medium-sized type. Sections in which no changes are recommended are so marked.

BRING THIS REPORT TO THE NATIONAL CONVENTION

                                 Report of the

                                 LAW COMMITTEE

                                     to the

                             NATIONAL CONVENTION
                                      of

                           MODERN WOODMEN OF AMERICA

                             [PEN AND INK GRAPHIC]



                          THIRTY-NINTH REGULAR SESSION

                               to be convened at

                                ORLANDO, FLORIDA

                                 JUNE 17, 2002

TO THE OFFICERS AND DELEGATES TO THE THIRTY-NINTH REGULAR SESSION OF THE NATIONAL CONVENTION, MODERN WOODMEN OF AMERICA, ORLANDO, FLORIDA.

     The National Convention is the legislative body of the Society, empowered with the responsibility to make the laws for the government of the Society. Your Law Committee submits herewith its recommendations of changes to be made in the present By-Laws of the Society. These changes have been recommended only after careful study and consideration, and are based upon many suggestions received by our Committee from Camp Officers, National Officers and other members of the Society.

     The proposed changes are necessitated in large part by changing conditions, by statutory enactments, by state insurance regulations and to bring the Society in line with current operating procedures.

     It has been the overall purpose of your Committee wherever possible, to simplify and condense the By-Laws and make them as clear and understandable as possible.

     The Law Committee invites your careful study of this report prior to the National Convention, at which time a full explanation will be given as to the reasons for the changes recommended.

Fraternally submitted,

C. Ernest Beane, CHAIRMAN
Lester L. Bohnert
Darcy G. Callas
Byron L. Carlson
Peter C. Doyle
Shea Doyle
Gerald P. Odean
  LAW COMMITTEE
  MODERN WOODMEN OF AMERICA

Form 232

                            REVISION OF THE BY-LAWS

                                       OF

                           MODERN WOODMEN OF AMERICA

                   As Recommended by the Law Committee to the
                National Convention of Modern Woodmen of America
                               to Be Convened at

                                ORLANDO, FLORIDA

                                 June 17, 2002

                                   CHAPTER 1

                                  THE SOCIETY

Sec. 1. Name and Location.--No change.

Sec. 2. Nature, Purposes and Objectives.--No change.

                                   CHAPTER 2

                                   MEMBERSHIP

Sec. 3. MEMBERSHIP.--The Society, in accordance with rules and regulations prescribed by the Board of Directors, may admit as Beneficial members persons of qualified age who have furnished such acceptable evidence of insurability as may be required for a life insurance, disability, HEALTH, or annuity certificate and who support the general objectives and purposes of the Society.

     The Society may admit as Social members persons of qualified age who are not Beneficial members, but who support the general objectives and purposes of the Society and desire to become members of a local Camp and pay (the required dues.) SUCH DUES AS MAY BE REQUIRED BY THE SOCIETY. Social members are not eligible to hold an elective or appointive Camp office or to

                             REPORT OF LAW COMMITTEE

serve as a delegate, alternate or committeeman to any County, District, State or National Convention, or to vote in the selection of such delegate or alternate or to vote upon the application of any person for Beneficial membership, or on any matter affecting the rights of Beneficial members as such; PROVIDED, HOWEVER, Social members shall have the right to attend meetings of any local Camp, participate in the election of all elective Camp officers, and shall have the right of voice and vote in matters of policy or government of the local Camp except as in these By-Laws restricted.

     Beneficial members who have not attained sixteen years of age shall not have a voice in the management of the Society.

     No member shall have a contractual right to any fraternal benefits provided by the Society.

     Sec. 4. Applications.--No change.

     Sec. 5. Camp Membership.--No change.

                                   CHAPTER 3
                                  CERTIFICATES

     Sec. 6. Certificates.--Provisions and Rates.--No change.

     Sec. 7. M.W.A. 4 Percent Certificates--Other Certificates and Premiums.--No change.

     Sec. 8. Dues.--No change.

     Sec. 9. Nonforfeiture Provisions of M.W.A. 4 Percent Certificates.--No change.

     Sec. 10. Allocation of Surplus.--No change.

     Sec. 11. MAINTENANCE OF RESERVES.--If it shall be shown that the admitted assets of the Society, as set forth in the Annual Statement furnished to the Insurance Department of the State of Illinois, shall be less than the sum of all accrued liabilities of the Society, the Board of Directors shall cause to be calculated, allocated, and apportioned the amount of reserve deficiency.

     In such event, the National Secretary shall notify each member affected thereby and there shall be paid by the member to the Society the equitable proportion of such deficiency as ascertained by the Board of Directors; and if

                           MODERN WOODMEN OF AMERICA

such payment is not made, same shall stand as an indebtedness against the reserve or equity of the certificate and draw interest compounded at 5 percent per annum, but there shall be no personal liability for any such payment beyond the reserve or equity of the certificate. In lieu of such indebtedness or in combination with it, the member may consent to an equitable reduction in benefits EXCEPT THAT SUCH DEFICIENCY SHALL NOT BE ASSESSED TO THE PORTION OF ANY CERTIFICATE THAT PROVIDES VARIABLE BENEFITS BASED ON THE EXPERIENCE OF A SEPARATE ACCOUNT.

     Sec. 12. Default and Suspension.--No change.

     Sec. 13. Reinstatement.--No change.

     Sec. 14. Funds.--No change.

     Sec. 15. SEPARATE ACCOUNTS AND VARIABLE CONTRACTS.--THE BOARD OF DIRECTORS MAY PROVIDE FOR THE ESTABLISHMENT AND OPERATION OF ONE OR MORE SEPARATE ACCOUNTS IN ACCORDANCE WITH APPLICABLE LAW. THE SOCIETY MAY ISSUE CONTRACTS ON A VARIABLE BASIS THAT PROVIDE FOR THE DOLLAR AMOUNT OF BENEFITS OR OTHER CONTRACTUAL PAYMENTS OR VALUES TO VARY SO AS TO REFLECT THE INVESTMENT RESULTS OF SUCH SEPARATE ACCOUNTS. THE BOARD OF DIRECTORS MAY ADOPT SPECIAL PROCEDURES OR CREATE LEGAL ENTITIES NECESSARY OR APPROPRIATE TO CONDUCT THE BUSINESS, AFFAIRS, AND OPERATION OF ANY VARIABLE CONTRACTS AND SEPARATE ACCOUNTS. ANY PROVISIONS OF THE SOCIETY'S BY-LAWS THAT ARE INCONSISTENT WITH THIS SECTION SHALL NOT APPLY TO ANY VARIABLE CONTRACT OR SEPARATE ACCOUNT.

                                   CHAPTER 4
                                  THE CONTRACT

     (PLEASE NOTE THAT THE FOLLOWING REFERENCES ARE TO BY-LAW SECTION NUMBERS AS SHOWN IN THE 1998 REVISION OF THE BY-LAWS. ALL SECTIONS FOLLOWING SECTION 15 WILL BE RENUMBERED IN THE 2002 REVISION.)

     Sec. 15. Contract.--No change.

     Sec. 16. Misstatement of Age.--No change.

     Sec. 17. No Waiver of Any By-Laws.--No change.

     Sec. 18. Beneficiaries--Vesting of Interest.--No change.

     Sec. 19. Assignment.--No change.

                            REPORT OF LAW COMMITTEE

     Sec. 20. Beneficiaries as a Class.--No change.

     Sec. 21. Prior Death of Beneficiary--Disposition of Benefits.--No change.

     Sec. 22. Death of Insured by the Hand of a Beneficiary.--No change.

     Sec. 23. Simultaneous Death.--No change.

     Sec. 24. Protection Against Subsequent Claim.--No change.

     Sec. 25. Change of Beneficiary or Method of Payment.--No change.

     Sec. 26. Substitute Certificate.--No change.

     Sec. 27. Amounts Due Minors.--No change.

                                   CHAPTER 5
                                     CLAIMS

     Sec. 28. Claims.--No change.

     Sec. 29. Furnishing Proof.--No change.

     Sec. 30. Action on any Certificate.--No change.

                                   CHAPTER 6
                              FRATERNAL ACTIVITIES

     Sec. 31. Fraternal Department.--No change.

     Sec. 32. Official Publications.--No change.

     Sec. 33. Hospitals-Asylums-Homes-Sanatoriums.--No change.

     Sec. 34. Fraternal Benefits.--No change.

                                   CHAPTER 7
                              NATIONAL CONVENTION

     Sec. 35. National Convention Defined.--No change.

     Sec. 36. Powers of National Convention.--No change.

                           MODERN WOODMEN OF AMERICA

     Sec. 37. Quorum.--No change.

     Sec. 38. Regular Meetings of the National Convention.--No change.

     Sec. 39. Special Meetings of the National Convention.--No change.

     Sec. 40. Number of Delegates--Basis of Representation.--No change.

     Sec. 41. Attendance.--No change.

     Sec. 42. Reimbursement for Attendance at National Convention.--No change.

                                   CHAPTER 8
                               SOCIETY'S OFFICERS

     Sec. 43. Elective Officers.--No change.

     Sec. 44. Election and Installation of Elective Officers.--No change.

     Sec. 45. Appointive Officers.--No change.

     Sec. 46. Term of Office.--No change.

     Sec. 47. Reports of Officers to National Convention.--No change.

     Sec. 48. Officers to Turn Over Property to Successors.--No change.

     Sec. 49. Bonds of Officers and Employees.--No change.

     Sec. 50. Indemnification of Officers, Directors and Employees.--No change.

                                   CHAPTER 9
                                   PRESIDENT

     Sec. 51. Executive Officer.--No change.

     Sec. 52. Shall Promulgate Passwords and Be Instructor in Secret Work.--No change.

     Sec. 53. President May Remove Camp Officer--Vacancy--How Filled.--No change.

                             REPORT OF LAW COMMITTEE

     Sec. 54. Substitute and Successor.--No change.

     Sec. 55. Decisions and Appeals Therefrom.--No change.

                                   CHAPTER 10
                               NATIONAL SECRETARY

     Sec. 56. Administrative Officer.--No change.

     Sec. 57. May Delegate Authority to Perform Duties and Exercise Powers of Office.--No change.

     Sec. 58. Substitute and Successor.--No change.

     Sec. 59. May Appoint and Remove Camp Secretaries.--No change.

     Sec. 60. May Take Control and Custody of Property and Records--Remove Officers--Vacancies--How Filled.--No change.

                                   CHAPTER 11
                               BOARD OF DIRECTORS

     Sec. 61. How Composed.--No change.

     Sec. 62. POWERS AND DUTIES.--The Board of Directors shall act as the governing body of the Society when the National Convention is not in regular, adjourned, or special meeting; administer the corporate powers of the Society; protect its charter, construe the laws of the Society; do any and all other things by it deemed advisable to carry out the objectives of the Society and not otherwise provided, reserved or prohibited by the By-Laws; and perform such other duties as may devolve upon it by the laws of the State of Illinois and the By-Laws of the Society.

     Without prejudice to the general powers conferred by this Section and other powers conferred by statute, by the Articles of Incorporation and by other provisions of these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following specific powers,

     (a) To have full control of all the Society's funds, investments, and property with power of disposition.

                           MODERN WOODMEN OF AMERICA

     (b) To designate all banks or depositories in which funds of the Society shall be deposited.

     (c) To designate corporate custodians to receive and hold for safekeeping the investment securities of the Society.

     (d) To direct and have charge of the field work of the Society with power to appoint or remove all field representatives, fix their compensation, prescribe the territorial jurisdiction in which the Society shall operate and to do whatever else appears necessary or advisable in the promotion of the field work of the Society, with power to designate any person or persons to conduct the field work under the Board's supervision.

     (e) To waive wholly or in part restrictions in outstanding certificates whenever the Board deems same to be for the best interest of the Society.

     (f) To examine and pass upon all claims against the Society, and direct and control the payment thereof.

     (g) To have power to appoint and remove local Camp Secretaries.

     (h) To have power to remove from office any officer of the Society for good cause, after a fair hearing.

     (i) To have power to fill any vacancy in an elective office during the interim between meetings of the National Convention.

     (j) To prescribe Rituals which shall be printed in the English language only.

     (k) To determine bonding requirements for local Camp officers and field representatives of the Society and to require payment of premiums therefor.

     (l) To fix the salaries or compensation of all elective and appointive Officers and Directors of the Society; PROVIDED, HOWEVER, that no appointive officer or ex officio member of the Board shall receive additional compensation as a Director.

     (m) To delegate any of the powers or duties of the Board of Directors in the course of the current business of the Society to any standing or special committee or to any officer or employee of the Society OR TO ANY OTHER PERSON OR ENTITY upon such terms as it may determine.

     Sec. 63. Shall Appoint Committees.--No change.

     Sec. 64. Meetings, Quorum.--No change.

                             REPORT OF LAW COMMITTEE

                                   CHAPTER 12
                            OTHER NATIONAL OFFICERS

     Sec. 65. Adviser.--No change.

     Sec. 66. Escort.--No change.

     Sec. 67. Watchman.--No change.

     Sec. 68. Sentry.--No change.

                                   CHAPTER 13
                                 LAW COMMITTEE

     Sec. 69. Law Committee.--No change.

                                   CHAPTER 14
                COUNTY, DISTRICT, STATE AND NATIONAL CONVENTIONS

     Sec. 70. Eligibility of Delegates to County, District, State or National Conventions.--No change.

     Sec. 71. Recapitulation Sheet, Reports and Information.--No change.

     Sec. 72. Basis of Representation in County, District and State Conventions.--No change.

     Sec. 73. Election of Delegates by Local Camps.--No change.

     Sec. 74. County Conventions.--No change.

     Sec. 75. District Conventions.--No change.

     Sec. 76. Arrangements for County or District Convention--Order of Business--Contests--Election of Delegates--Expenses.--No change.

     Sec. 77. State Conventions--Powers--Prerogatives--Election of Delegates to the National Convention.--No change.

     Sec. 78. Delegates and Alternates--How Selected and Distributed.--No change.

                           MODERN WOODMEN OF AMERICA

     Sec. 79. Officers of State Conventions--Terms of Office.--No change.

     Sec. 80. Order of Business in State Conventions--Contests.--No change.

     Sec. 81. Expenses of Regular Quadrennial State Convention Meetings.--No change.

     Sec. 82. Credentials of Delegates to State, District, or County Conventions.--No change.

     Sec. 83. Credentials of Delegates Elected to National Convention.--No change.

                                   CHAPTER 15
                                  LOCAL CAMPS

     Sec. 84. Petition for Charter.--No change.

     Sec. 85. Granting of Charters.--No change.

     Sec. 86. Organization of New Camps.--No change.

     Sec. 87. Regular Meetings and Quorum.--No change.

     Sec. 88. Inactive Camp.--No change.

     Sec. 89. Officers' Reports.--No change.

     Sec. 90. Examination and Audit of Accounts of Camp Secretary and Banker.--No change.

     Sec. 91. Special Meetings.--No change.

     Sec. 92. Consolidation of Camps.--No change.

     Sec. 93. Revocation of Charters and Consolidation of Camp by President.--No change.

     Sec. 94. Disposition of After Discovered Assets.--No change.

     Sec. 95. Solicitation For Aid.--No change.

     Sec. 96. Dangerous Appliances Prohibited.--No change.

                             REPORT OF LAW COMMITTEE

     Sec. 97. Waiver of By-Laws.--No change.

     Sec. 98. Local Camp Funds.--No change.

     Sec. 99. Sale of Liquor Prohibited.--No change.

     Sec. 100. Ceremony and Proceedings Shall Be in English.--No change.

     Sec. 101. Publications.--No change.

     Sec. 102. Activities of Camps and Members.--No change.

     Sec. 103. Local Camp By-Laws.--No change.

     Sec. 104. Local Camp Officers.--No change.

     Sec. 105. Time of Election.--No change.

     Sec. 106. Terms of Office.--No change.

     Sec. 107. Ineligibility for Office.--No change.

     Sec. 108. Installation of Officers-Elect.--No change.

     Sec. 109. Absence at Installation of Officers-Elect.--No change.

     Sec. 110. Certain Officers Shall Hold but One Office.--No change.

                                   CHAPTER 16
                                  CAMP CONSUL

     Sec. 111. Duties.--No change.

     Sec. 112. Duty to Fill Vacancies.--No change.

                                   CHAPTER 17
                                  CAMP ADVISER

     Sec. 113. Duties.--No change.

                          MODERN WOODMEN OF AMERICA

                                   CHAPTER 18
                                 CAMP SECRETARY

     Sec. 114. Duties.--No change.

     Sec. 115. HANDLING OF FUNDS.--The Camp Secretary shall account for all moneys received in accordance with the provisions of these By-Laws. If the Camp has a Banker, the Secretary shall pay to the Banker all funds of the local Camp. Any accounts in which Camp funds are deposited shall be in the name of the Camp AT A BANK APPROVED BY THE NATIONAL SECRETARY. In January and July of each year the Secretary shall furnish to the Board of Trustees a certificate from the depository showing the balance of such funds in the name of the Camp. If the Camp has a Banker, the Camp Secretary shall write and sign all orders drawn on the Banker and sign all official documents.

     Sec. 116. Reports.--No change.

     Sec. 117. Notify Applicant of Election.--No change.

     Sec. 118. Semiannual Reports.--No change.

     Sec. 119. Agent of Local Camp.--No change.

     Sec. 120. Compensation.--No change.

                                   CHAPTER 19
                                  CAMP BANKER

     Sec. 121. Duties.--No change.

     Sec. 122. DEPOSIT OF FUNDS.--The Camp Banker shall deposit all Camp funds in a bank APPROVED BY THE NATIONAL SECRETARY in the name of the Camp. In January and July of each year, the Banker shall furnish to the Camp Secretary a certificate from the bank showing the balance of such funds.

     Sec. 123. Reports.--No change.

     Sec. 124. When Camp Banker Shall Preside.--No change.

                             REPORT OF LAW COMMITTEE

                                   CHAPTER 20
                              OTHER CAMP OFFICERS

     Sec. 125. Escort.--No change.

     Sec. 126. Watchman.--No change.

     Sec. 127. Sentry.--No change.

     Sec. 128. Board of Trustees.--No change.

                                   CHAPTER 21
                                   DISCIPLINE

     Sec. 129. Conduct For Which Local Camp May Be Disciplined.--No change.

     Sec. 130. Procedure in Disciplining Camp.--No change.

     Sec. 131. Offenses For Which Member May Be Disciplined.--No change.

     Sec. 132. Procedure in Disciplining Member.--No change.

     Sec. 133. Effect of Suspension.--No change.

     Sec. 134. Effect of Reprimand.--No change.

                                   CHAPTER 22
                            MISCELLANEOUS PROVISIONS

     Sec. 135. Modern Woodmen of America Memorial Services.--No change.

     Sec. 136. Sundays and Legal Holidays.--No change.

     Sec. 137. Amendment of the Society's By-Laws.--No change.

     Sec. 138. Amendment of Articles of Incorporation.--No change.

     Sec. 139. Repealing Clause.--No change.

                          MODERN WOODMEN OF AMERICA

     Sec. 140. Proof of By-Laws.--No change.

     Sec. 141. Effective Date.--Except as herein otherwise provided, these laws shall take effect and be in force on and after the first day of September, A.D.
(1998) 2002.